Olsen Thielen & Co., Ltd.
CPAS AND ADVISORS

## CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214025, 333-216674 and 333-223658) and in the Registration Statement on Form S-3 (No. 333-220965) of Tabula Rasa HealthCare, Inc. of our reports dated August 3, 2018, with respect to: a) the unaudited reviewed combined financial statements of Mediture LLC and Affiliate as of June 30, 2018 and 2017 and for the six months ended June 30, 2018 and 2017 and b) the audited combined financial statements of Mediture LLC and Affiliate as of December 31, 2017 and for the year ended December 31, 2017, which reports appear in this Form 8-K/A of Tabula Rasa HealthCare, Inc.

Olsen Thielen & Co., Ltd.

Olsen Thielen & Co., Ltd.

Eden Prairie, Minnesota
November 14, 2018

2675 Long Lake Road | Roseville, Minnesota | 55113-1117 | 651-483-4521 | 651-483-2467 FAX | otcpas.com
300 Prairie Center Drive, Suite 300 | Eden Prairie, Minnesota | 55344-7908 | 952-941-9242 | 952-941-0577 FAX